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     (e) COSTS AND ATTORNEY'S FEES. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

24. REPRESENTATIONS OF TENANT. Tenant represents to the Landlord and agrees that:

     (a) The word "Tenant" as used herein includes the Tenant named above as well as successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges, and powers as it would have possessed had it originally signed this lease as tenant. Each and every of the persons named above as tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any of the persons named above as tenant, and shall have the same force and effect as if given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

     (b) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this lease at the time of such execution.

25. LIABILITY OF LANDLORD. The word "Landlord" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued, (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual rent in advance in excess of one monthly installment.

26.  INTERPRETATION; DEFINITIONS.

     (a) CAPTIONS. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.